UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 23, 2008

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 23, 2008, Harrah’s Entertainment, Inc. (“Harrah’s Entertainment”) issued a press release announcing the extension of the Offer Expiration Date for the previously announced cash tender offers by Harrah’s Operating Company, Inc. (“Harrah’s Operating”) for any and all of its outstanding (i) Senior Floating Rate Notes due 2008 (CUSIP No. 413627AR1; ISIN No. US413627AR15), (ii) 8.875% Senior Subordinated Notes due 2008 (CUSIP No. 700690AJ9; ISIN No. US700690AJ90), (iii) 7.5% Senior Notes due 2009 (CUSIP No. 413627AE0; ISIN No. US413627AE02), (iv) 7.5% Senior Notes Due 2009 (CUSIP No. 700690AN0; ISIN No. US700690AN03), and (v) 7% Senior Notes due 2013 (CUSIP No. 700690AS9; ISIN No. US700690AS99), as well as the extension of the Offer Expiration Date for the previously announce cash tender offer by Harrah’s Entertainment and Harrah’s Operating for Harrah’s Operating’s Floating Rate Contingent Convertible Senior Notes due 2024 (CUSIP No. 127687AA9; CUSIP No. 127687AB7; ISIN No. US127687AA90; ISIN No. US127687AB73). In each case, the Offer Expiration Date has been extended to 8:00 a.m., New York City time, on January 28, 2008, the date on which the previously announced merger of Harrah’s Entertainment with Hamlet Merger Inc., a company controlled by Apollo Global Management, LLC and TPG Capital, L.P., is scheduled to close, unless further extended.

For additional information concerning the foregoing, a copy of the press release dated January 23, 2008 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

99.1	Text of press release, dated January 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: January 23, 2008	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen Vice President, Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Text of press release, dated January 23, 2008.